Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Greg Smith
781-522-5110	781-522-5141

Raytheon Reports Strong Fourth Quarter and Full-Year 2007 Results; Increases 2008 Full-Year Guidance

Highlights

•	Record bookings of $9.2 billion in quarter and $25.5 billion for year; record backlog of $36.6 billion

•	Sales of $6.0 billion in quarter and $21.3 billion for year, both up 8 percent

•	Operating income of $646 million in quarter, up 17 percent; $2.3 billion for year, up 20 percent

•	Earnings per share (EPS) from continuing operations of $1.45 in quarter and $3.80 for year

•	Adjusted EPS from continuing operations of $0.96 in quarter and $3.31 for year, both up 26 percent (1)

•	Repurchased 5.4 million shares for $341 million in quarter; 28.7 million shares for $1.6 billion for year

WALTHAM, Mass., (January 31, 2008) – Raytheon Company (NYSE: RTN) reported fourth quarter 2007 income from continuing operations of $634 million or $1.45 per diluted share compared to $344 million or $0.76 per diluted share in the fourth quarter 2006. Fourth quarter 2007 income from continuing operations was higher primarily due to operational improvements, combined with lower net interest and pension expense as well as tax-related benefits of $214 million or $0.49 per diluted share.

(1)

Adjusted EPS from continuing operations is EPS from continuing operations excluding tax-related benefits of $0.49 ($214 million) in Q4 ’07 and $0.49 ($219 million) in full-year 2007. Adjusted EPS from continuing operations is a non-GAAP financial measure. See attachment G for a reconciliation of this measure to EPS from continuing operations under GAAP and a discussion of why the Company is presenting this information.

“2007 was a very successful year for the Company; we grew sales 8% in 2007 while increasing operating income by 20%,” said William H. Swanson, Raytheon Chairman and CEO. “We ended the year with record bookings and backlog, which positions us well for 2008 and beyond.”

Fourth quarter 2007 net income was $598 million or $1.37 per diluted share compared to $365 million or $0.81 per diluted share in the fourth quarter 2006. Net income for the fourth quarter 2007 included an after-tax loss of $36 million or $0.08 per diluted share in discontinued operations compared to income of $21 million or $0.05 per diluted share in the fourth quarter 2006. As previously disclosed, fourth quarter 2007 discontinued operations results included an after-tax charge of $44 million related to the sale of Flight Options LLC (FO), which was completed in the fourth quarter 2007. Fourth quarter 2006 discontinued operations included a full quarter of the results of FO and Raytheon Aircraft Company (RAC), which was sold in the second quarter 2007.

Net sales for the fourth quarter 2007 were $6.0 billion, up 8 percent from $5.6 billion in the fourth quarter 2006, with growth across all of the Company’s businesses.

Operating cash flow from continuing operations for the fourth quarter 2007 was $941 million compared to $1,293 million for the fourth quarter 2006. This decrease is primarily due to the acceleration of a $500 million discretionary cash contribution originally planned to be made to the Company’s pension plans in the first quarter 2008 and the timing of certain customer advances, partially offset by $381 million in tax refunds received during the quarter from the resolution of various tax matters.

Full-Year Financial Results

For the full year the Company reported income from continuing operations of $1.7 billion or $3.80 per diluted share compared to $1.2 billion or $2.63 per diluted share in 2006, primarily due to operational improvements combined with lower net interest and pension expense, and tax-related benefits. Full-year 2007 adjusted EPS from continuing operations was $3.31(1).

In 2007 the Company sold Raytheon Aircraft Company (RAC) and Flight Options LLC (FO), which together contributed $885 million or $1.99 per diluted share (in discontinued operations) to net income. Net income for 2007 also included tax-related benefits of $219 million or $0.49 per diluted share. The Company reported net income for 2007 of $2.6 billion or $5.79 per diluted share compared to $1.3 billion or $2.85 per diluted share in 2006.

Total 2007 net sales for the Company were $21.3 billion compared to $19.7 billion for 2006, an increase of 8 percent, primarily due to Integrated Defense Systems (IDS), Intelligence and Information Systems (IIS), Missile Systems (MS) and Network Centric Systems (NCS).

Operating cash flow from continuing operations was $1,249 million in 2007 compared to $2,477 million in 2006. The decrease in operating cash flow in 2007 compared to 2006 was primarily due to higher cash tax payments and discretionary pension cash contributions made in 2007. The Company paid $1,115 million in cash taxes in 2007 ($631 million attributable to the gain on the sale of RAC) compared to $375 million in 2006. Also, the Company made $900 million in discretionary cash contributions to the Company’s pension plans in 2007 compared to $200 million in 2006. The Company also received tax refunds of $381 million during the fourth quarter 2007.

As part of the Company’s previously announced share repurchase program, during the fourth quarter 2007 the Company repurchased 5.4 million shares of common stock for $341 million, and for the year repurchased 28.7 million shares for $1.6 billion.

(1)

Adjusted EPS from continuing operations is EPS from continuing operations excluding tax-related benefits of $0.49 ($214 million) in Q4 ’07 and $0.49 ($219 million) in full-year 2007. Adjusted EPS from continuing operations is a non-GAAP financial measure. See attachment G for a reconciliation of this measure to EPS from continuing operations under GAAP and a discussion of why the Company is presenting this information.

Summary Financial Results

	4th Quarter		% Change	Full-Year		% Change
($ in millions, except per share data)	2007	2006		2007	2006
Net Sales	$6,000	$5,561	8%	$21,301	$19,707	8%
Total Operating Expenses	5,354	5,008		18,973	17,763

Operating Income	646	553	17%	2,328	1,944	20%
Non-operating Expenses	7	40		103	153

Income from Cont. Ops. before Taxes	$639	$513	25%	$2,225	$1,791	24%

Income from Continuing Operations	$634	$344	84%	$1,693	$1,187	43%
(Loss) income from Disc. Operations	(36)	21	NM	885	96	NM

Net Income	$598	$365	64%	$2,578	$1,283	101%

Diluted EPS from Continuing Operations	$1.45	$0.76	91%	$3.80	$2.63	44%

Adjusted EPS from Cont. Ops.(1)	$0.96	$0.76	26%	$3.31	$2.63	26%

Diluted EPS	$1.37	$0.81	69%	$5.79	$2.85	103%

Operating Cash Flow from Cont. Ops.	$941	$1,293		$1,249	$2,477

(1)	Adjusted EPS from continuing operations is EPS from continuing operations excluding tax-related benefits of $0.49 ($214M) in Q4 ‘07 and $0.49 ($219M) in full-year ‘07. Adjusted EPS from continuing operations is a non-GAAP financial measure. See attachment G for a reconciliation of this measure to EPS from continuing operations under GAAP and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings
	4th Quarter		Full-Year
(in millions)	2007	2006	2007	2006
Total Bookings	$9,181	$7,633	$25,498	$22,417

Backlog
(in millions)	12/31/07	12/31/06
Backlog	$36,614	$33,838
Funded Backlog	$20,518	$18,186

The Company reported total bookings for the fourth quarter 2007 of $9.2 billion compared to $7.6 billion in the fourth quarter 2006, an increase driven primarily by two international multi-year programs, the Australian Air Warfare Destroyer program and the U.K.

e-Borders contract. The Company reported full-year 2007 bookings of $25.5 billion, up 14 percent compared to $22.4 billion for full-year 2006.

The Company ended 2007 with a record backlog of $36.6 billion, up 8 percent compared to $33.8 billion at the end of 2006.

Outlook

2008 Financial Outlook
	Current	Prior (10/25/07)
Net Sales ($B)	22.4 - 22.9	22.1 - 22.6
FAS/CAS Pension Expense ($M)	150	Not provided
Interest Expense, net ($M)	45 - 60	Not provided
Diluted Shares (M)	427 - 429	Not provided
EPS from Cont. Ops.	$3.65 - $3.80	$3.45 - $3.65
Operating Cash Flow from Cont. Ops. ($B)	2.0 - 2.2	1.5 - 1.7
ROIC (%)	9.6 - 10.1	Not provided

The Company has updated full-year 2008 guidance. Charts containing additional information on the Company’s 2008 guidance are available on the Company’s website at www.raytheon.com. See attachment F for the Company’s calculation and use of Return on Invested Capital (ROIC), a non-GAAP financial measure.

Segment Results

Integrated Defense Systems

	4th Quarter		% Change	Full-Year		% Change
($ in millions)	2007	2006		2007	2006
Net Sales	$1,290	$1,189	8%	$4,695	$4,220	11%
Operating Income	$211	$189	12%	$828	$691	20%
Operating Margin	16.4%	15.9%		17.6%	16.4%

Integrated Defense Systems (IDS) had fourth quarter 2007 net sales of $1,290 million, up 8 percent compared to $1,189 million in the fourth quarter 2006, primarily due to growth on Missile Defense Agency, U.S. Army, and international programs. IDS recorded $211 million of operating income compared to $189 million in the fourth quarter 2006. The increase in operating income was primarily due to higher volume and improved performance on several international and domestic programs.

During the quarter, IDS booked $1.3 billion for the Air Warfare Destroyer program for the Australian Navy. IDS also booked $233 million for the Patriot Pure Fleet program for the U.S. Army.

Intelligence and Information Systems

	4th Quarter		% Change	Full-Year		% Change
($ in millions)	2007	2006		2007	2006
Net Sales	$808	$690	17%	$2,742	$2,560	7%
Operating Income	$66	$63	5%	$248	$234	6%
Operating Margin	8.2%	9.1%		9.0%	9.1%

Intelligence and Information Systems (IIS) had fourth quarter 2007 net sales of $808 million, up 17 percent compared to $690 million in the fourth quarter 2006, primarily due to new programs, including e-Borders. IIS recorded $66 million of operating income compared to $63 million in the fourth quarter 2006. The increase in operating income was primarily due to higher volume partially offset by certain costs associated with the Oakley Networks acquisition.

During the quarter, IIS booked $1.4 billion for the U.K. e-Borders contract, an advanced border control and security program and $160 million for the Global Positioning System Operational Control Segment (GPS-OCX) contract for the U.S. Air Force. IIS also booked $538 million on a number of classified contracts, including $246 million on a major classified contract.

Missile Systems

	4th Quarter		% Change	Full-Year		% Change
($ in millions)	2007	2006		2007	2006
Net Sales	$1,362	$1,316	3%	$4,993	$4,503	11%
Operating Income	$148	$138	7%	$541	$479	13%
Operating Margin	10.9%	10.5%		10.8%	10.6%

Missile Systems (MS) had fourth quarter 2007 net sales of $1,362 million, up 3 percent compared to $1,316 million in the fourth quarter 2006, primarily due to higher volume on the Standard Missile program. MS recorded $148 million of operating income compared to $138 million in the fourth quarter 2006. The increase in operating income was primarily due to higher volume and a royalty on a foreign military sale.

During the quarter, MS booked $242 million for Phalanx Weapons Systems for the U.S. Navy, $234 million for the design and development of the Mid Range Munition (MRM) system and $196 million for the production of Tube-launched Optically guided Wire controlled (TOW) missiles for the U.S. Army. MS also booked $145 million for the production of Enhanced Paveway™ for an international customer.

Network Centric Systems

	4th Quarter		% Change	Full-Year		% Change
($ in millions)	2007	2006		2007	2006
Net Sales	$1,147	$1,011	13%	$4,164	$3,561	17%
Operating Income	$127	$117	9%	$506	$379	34%
Operating Margin	11.1%	11.6%		12.2%	10.6%

Network Centric Systems (NCS) had fourth quarter 2007 net sales of $1,147 million, up 13 percent compared to $1,011 million in the fourth quarter 2006, primarily due to increased volume on certain U.S. Army programs. NCS recorded $127 million of operating income compared to $117 million in the fourth quarter 2006. The increase in operating income was primarily due to higher volume.

During the quarter, NCS booked $150 million to deliver SATCOM on the Move (SOTM) systems to the U.S. Army for use on Mine Resistant Ambush Protected (MRAP) vehicles.

Space and Airborne Systems

	4th Quarter		% Change	Full-Year		% Change
($ in millions)	2007	2006		2007	2006
Net Sales	$1,243	$1,175	6%	$4,288	$4,319	-1%
Operating Income	$177	$159	11%	$560	$604	-7%
Operating Margin	14.2%	13.5%		13.1%	14.0%

Space and Airborne Systems (SAS) had fourth quarter 2007 net sales of $1,243 million, up 6 percent compared to $1,175 million in the fourth quarter 2006, primarily due to growth on airborne radar and sensor programs. SAS recorded $177 million of operating income compared to $159 million in the fourth quarter 2006. The increase in operating income was primarily due to higher volume and improved program performance.

SAS booked $460 million on a number of classified contracts, including $381 million on a major classified contract.

Technical Services

	4th Quarter		%	Full-Year		%
($ in millions)	2007	2006	Change	2007	2006	Change
Net Sales	$643	$639	1%	$2,174	$2,153	1%
Operating Income	$47	$50	-6%	$139	$153	-9%
Operating Margin	7.3%	7.8%		6.4%	7.1%

Technical Services (TS) had fourth quarter 2007 net sales of $643 million compared to $639 million in the fourth quarter 2006. TS recorded operating income of $47 million in the fourth quarter 2007 compared to $50 million in the fourth quarter 2006.

During the quarter, TS booked $118 million for the initial work on the Warfighter Field Operations Customer Support (FOCUS) contract for the U.S. Army to provide live, virtual and constructive training services.

Discontinued Operations

During the quarter, the Company recorded an after-tax loss from discontinued operations of $36 million, which as previously disclosed, included an after-tax charge of $44 million related to the sale of Flight Options LLC. The transaction was completed in the fourth quarter 2007.

Raytheon Company (NYSE: RTN), with 2007 sales of $21.3 billion, is a technology leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning more than 85 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 72,000 people worldwide.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2008 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. government for a significant portion of its business and the risks associated with U.S. government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. In addition, these statements do not give effect to the potential impact of any acquisitions, dispositions or business combinations that may be announced or closed after the date hereof. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

Conference Call on the Fourth Quarter and Full-Year 2007 Financial Results

Raytheon’s financial results conference call will be held on Thursday, January 31, 2008 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (866) 800 – 8651. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

Fourth Quarter 2007

	Three Months Ended		Twelve Months Ended
(In millions except per share amounts)	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06
Net sales	$6,000	$5,561	$21,301	$19,707

Cost of sales	4,837	4,525	17,037	15,977
Administrative and selling expenses	392	361	1,434	1,322
Research and development expenses	125	122	502	464

Total operating expenses	5,354	5,008	18,973	17,763

Operating income	646	553	2,328	1,944

Interest expense	41	70	196	272
Interest income	(36)	(28)	(163)	(75)
Other expense (income), net	2	(2)	70	(44)

Non-operating expense, net	7	40	103	153

Income from continuing operations before taxes	639	513	2,225	1,791
Federal and foreign income taxes	5	169	532	604

Income from continuing operations	634	344	1,693	1,187
Income (loss) from discontinued operations, net of tax	8	21	(57)	96
(Loss) gain on sales of discontinued operations, net of tax	(44)	—	942	—

(Loss) income from discontinued operations	(36)	21	885	96

Net income	$598	$365	$2,578	$1,283

Earnings per share from continuing operations
Basic	$1.50	$0.78	$3.91	$2.69
Diluted	$1.45	$0.76	$3.80	$2.63

(Loss) earnings per share from discontinued operations
Basic	$(0.09)	$0.05	$2.04	$0.22
Diluted	$(0.08)	$0.05	$1.99	$0.21

Earnings per share
Basic	$1.41	$0.83	$5.95	$2.90
Diluted	$1.37	$0.81	$5.79	$2.85

Average shares outstanding
Basic	423.2	440.1	433.0	441.8
Diluted	436.8	452.3	445.7	450.9

Attachment B

Raytheon Company

Preliminary Segment Information

Fourth Quarter 2007

(In millions)

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06
Integrated Defense Systems	$1,290	$1,189	$211	$189	16.4%	15.9%
Intelligence and Information Systems	808	690	66	63	8.2%	9.1%
Missile Systems	1,362	1,316	148	138	10.9%	10.5%
Network Centric Systems	1,147	1,011	127	117	11.1%	11.6%
Space and Airborne Systems	1,243	1,175	177	159	14.2%	13.5%
Technical Services	643	639	47	50	7.3%	7.8%
FAS/CAS Pension Adjustment	—	—	(67)	(91)
Corporate and Eliminations	(493)	(459)	(63)	(72)

Total	$6,000	$5,561	$646	$553	10.8%	9.9%

	Net Sales Twelve Months Ended		Operating Income Twelve Months Ended		Operating Income As a Percent of Sales Twelve Months Ended
	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06
Integrated Defense Systems	$4,695	$4,220	$828	$691	17.6%	16.4%
Intelligence and Information Systems	2,742	2,560	248	234	9.0%	9.1%
Missile Systems	4,993	4,503	541	479	10.8%	10.6%
Network Centric Systems	4,164	3,561	506	379	12.2%	10.6%
Space and Airborne Systems	4,288	4,319	560	604	13.1%	14.0%
Technical Services	2,174	2,153	139	153	6.4%	7.1%
FAS/CAS Pension Adjustment	—	—	(259)	(362)
Corporate and Eliminations	(1,755)	(1,609)	(235)	(234)

Total	$21,301	$19,707	$2,328	$1,944	10.9%	9.9%

Attachment C

Raytheon Company

Other Preliminary Information

Fourth Quarter 2007

	Backlog (In millions)		Funded Backlog (In millions)
	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06
Integrated Defense Systems	$9,296	$7,934	$4,781	$4,088
Intelligence and Information Systems	5,636	3,935	2,325	893
Missile Systems	9,379	9,504	5,218	5,135
Network Centric Systems	5,102	5,059	3,957	4,037
Space and Airborne Systems	5,276	5,591	3,037	2,770
Technical Services	1,925	1,815	1,200	1,263

Total	$36,614	$33,838	$20,518	$18,186

	Bookings (In millions) Three Months Ended		Bookings (In millions) Twelve Months Ended
	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06
Total Bookings	$9,181	$7,633	$25,498	$22,417

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

Fourth Quarter 2007

(In millions)	31-Dec-07	31-Dec-06
Assets
Cash and cash equivalents	$2,655	$2,460
Accounts receivable, less allowance for doubtful accounts	126	141
Contracts in process	3,821	3,600
Inventories	386	376
Deferred taxes	432	257
Prepaid expenses and other current assets	196	108
Assets held for sale	—	2,575

Total current assets	7,616	9,517

Property, plant and equipment, net	2,058	2,025
Deferred taxes	—	170
Prepaid retiree benefits	617	527
Goodwill	11,627	11,461
Other assets, net	1,363	1,417
Assets held for sale	—	374

Total assets	$23,281	$25,491

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$—	$687
Advance payments and billings in excess of costs incurred	1,845	1,885
Accounts payable	1,141	910
Accrued employee compensation	902	937
Other accrued expenses	900	1,043
Liabilities held for sale	—	1,253

Total current liabilities	4,788	6,715

Accrued retiree benefits and other long-term liabilities	3,016	4,053
Deferred taxes	451	—
Long-term debt	2,268	3,278
Liabilities held for sale	—	179
Minority interest	216	165
Stockholders’ equity	12,542	11,101

Total liabilities and stockholders’ equity	$23,281	$25,491

Attachment E

Raytheon Company

Preliminary Cash Flow Information

Fourth Quarter 2007

	Three Months Ended		Twelve Months Ended
(In millions)	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06
Net income	$598	$365	$2,578	$1,283
Less: Loss (income) from discontinued operations, net of tax	36	(21)	(885)	(96)

Income from continuing operations	634	344	1,693	1,187

Depreciation	74	76	288	285
Amortization	23	20	84	76
Working capital	444	824	(85)	377
Discontinued operations	(8)	258	(51)	266
Net activity in financing receivables	17	72	88	168
Other	(251)	(43)	(819)	384

Net operating cash flow	933	1,551	1,198	2,743

Capital spending	(153)	(149)	(313)	(294)
Internal use software spending	(34)	(27)	(85)	(77)
Acquisitions	(211)	—	(211)	(87)
Investment activity and divestitures	26	3	3,143	53
Dividends	(109)	(107)	(440)	(420)
Repurchase of common stock	(341)	—	(1,642)	(352)
Debt repayments	(118)	(16)	(1,724)	(437)
Discontinued operations	—	(21)	(29)	(73)
Other	53	64	298	202

Total cash flow	$46	$1,298	$195	$1,258

Attachment F

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

Fourth Quarter 2007

We define Return on Invested Capital (ROIC) as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the cumulative minimum pension liability/impact of FAS 158. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of capital and as an element of management compensation.

Return on Invested Capital

	2008 Guidance
(In millions)	Low end of range	High end of range
Income from continuing operations
Net interest expense, after-tax*	Combined	Combined
Lease expense, after-tax*

Return	$1,655	$1,720

Net debt **
Equity less investment in discontinued operations
Lease expense x 8 plus financial guarantees	Combined	Combined
Minimum pension liability (cumulative)

Invested capital from continuing operations***	$17,300	$17,100

ROIC	9.6%	10.1%

*	Effective 2008 tax rate: 34.1% (2008 guidance)
**	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average
***	Calculated using a 2 point average

Attachment G

Raytheon Company

Preliminary Adjusted EPS from Continuing Operations Non-GAAP Reconciliation

Fourth Quarter 2007

	Three Months Ended		Twelve Months Ended
	31-Dec-07	31-Dec-06	31-Dec-07	31-Dec-06
Diluted EPS from continuing operations as reported under GAAP	$1.45	$0.76	$3.80	$2.63
Less: Diluted EPS from tax-related benefits	(0.49)	—	(0.49)	—

Adjusted EPS from continuing operations *	$0.96	$0.76	$3.31	$2.63

*	Adjusted EPS from continuing operations is not a measure of financial performance under generally accepted accounting principles (GAAP). It should be considered supplemental to and not a substitute for financial performance in accordance with GAAP. We use Adjusted EPS from continuing operations to facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to provide greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including management’s evaluation of the Company’s operating performance. Adjusted EPS from continuing operations excludes the tax-related benefits recognized in the fourth quarter of 2007 because the Company believes that such items are not indicative of its core operating results, are not indicative of trends, and do not provide meaningful comparisons with other reporting periods.